UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56370	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150

Las Vegas, Nevada 89123

(Address of principal executive offices)(Zip Code)

(855) 939-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2023, Mr. Earl Johnson submitted to the Board of Directors (“Board”) of Tego Cyber Inc. (the “Company”) his resignation as Chief Financial Officer, effective immediately. Mr. Johnson did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 15, 2023, the Company appointed Mr. Robert E. Mikkelsen, to succeed Mr. Johnson as Chief Financial Officer effective September 15, 2023.

Appointment of Chief Financial Officer - Mikkelsen

Mr. Mikkelsen, 42,  received his bachelor’s degree in accounting in 2004 from the Eller College of Business, University of Arizona. After graduating, Mr. Mikkelsen went on to work as an auditor for Henry & Horne, LLP in Arizona. Mr. Mikkelsen has worked with a client base that is diverse in both size and industry, working with small non-profits, large government agencies and medium-sized business, including those in the health care, mental health and pharmaceutical industries. After 11 years at Henry & Horne, in January 2016 Mr. Mikkelsen started his own firm which focused on serving clients in various industries with accounting, tax and financial solutions. On October 15, 2018, Mr. Robert E. Mikkelsen was appointed as the Chief Financial Officer, Secretary, and Treasurer of Item 9 Labs Corp (OTC: INLB); he still currently holds that position.

Family Relationships

There is no family relationship between Mr. Mikkelsen and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Material Plan, Contract, or Arrangement

Mikkelsen-  Consulting Agreement

In connection with Mr. Mikkelsen’s appointment as Chief Financial Officer, the Company entered into a Consulting Agreement for CFO and business advisory services with Mr. Mikkelsen’s company, Merremia Consulting LLC dated September 15, 2023 (“Consulting Agreement”).

The Consulting Agreement provides for an initial term of one (1) year commencing September 15, 2023. Thereafter, the Company and Mikkelsen have the right to extend the Consulting Agreement by mutual consent. The Company and Mr. Mikkelsen can mutually elect to terminate the Consulting Agreement at any time upon sixty (60) days written notice.

Mr. Mikkelsen shall receive a consulting fee of $5,000 per month and shall be issued 250,000 shares of the Company’s common stock (the “Common Stock”) within 10 days of the Effective Date and 250,000 shares of Common Stock 6 months after the Effective Date, so long as the Consulting Agreement is in full force and effect. Mr. Mikkelsen shall also be eligible for a performance bonus equal to 80% of the aggregate cash and stock Consulting Fee, which shall be payable half in cash and half in stock valued at the then current market price or latest offering price of private placement.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Johnson – Separation Agreement

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In connection with Mr. Johnson’s resignation as CFO, the Company and Mr. Johnson have entered into a Separation Agreement and Release (the “Separation Agreement”), dated as of September 15, 2023, pursuant to which the Company and Mr. Johnson have agreed upon certain terms related to his separation. Mr. Johnson has agreed to accept a lump sum payment of (i) $1,500 payable prior to September 30, 2023 and  (ii) 100,000 restricted common shares of the Company stock in lieu of all and any amounts owing.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 19, 2023, the Company issued a press release announcing the matters addressed under Item 5.02. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in the Report under Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing. The furnishing of the information in Item 7.01 of this report and the press release is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between Tego Cyber Inc. and Merremia Consulting LLC, dated September 15, 2023
10.2	Separation Agreement and Release between Tego Cyber Inc. and Johnson dated September 15, 2023
99.1	Press Release dated September 19, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: September 19, 2023	By:	/s/ Shannon Wilkinson
Shannon Wilkinson Chief Executive Officer

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